FOR IMMEDIATE RELEASE

Contact: Raymond Martz, Vice President of Finance/Investor Relations—Bethesda +301/941-1516

LA SALLE HOTEL PROPERTIES REPORTS COMPARABLE FFO

OF $0.52 PER DILUTED SHARE/UNIT

RevPAR Declines 9.5 Percent for the Quarter

BETHESDA, MD, July 22, 2002—LaSalle Hotel Properties (NYSE: LHO) today reported comparable funds from operations (“FFO”) of $10.0 million for the quarter ended June 30, 2002 versus $13.3 million for the second quarter of 2001. On a per diluted common share/unit basis, comparable FFO for the second quarter 2002 was $0.52 versus $0.70 a year ago. Comparable FFO is defined as funds from operations before one-time items, including the purchase of LaSalle Hotel Lessee (“LHL”), the transition expenses associated with becoming a self-managed Real Estate Investment Trust (“REIT”), and costs associated with terminating third-party tenant leases.

For the quarter ended June 30, 2002 versus the same period in 2001, room revenue per available room (“RevPAR”) declined 9.5 percent to $100.84. The average daily rate (“ADR”) of $145.56 represented a 7.4 percent decrease over the prior year period, while occupancy declined 2.3 percent to 69.3 percent.

“The RevPAR decline for our portfolio in the second quarter was slightly better than our expectations due to healthy leisure demand at our drive-to-resorts,” said Jon Bortz, Chairman and Chief Executive Officer of LaSalle Hotel Properties.“In addition, we also benefited from the steady but slow recovery of the business traveler segment, although we believe it will be at least another 12 to 15 months before this segment fully recovers.”

For the second quarter 2002, the Company experienced net income applicable to common shareholders of $1.2 million, or $0.06 per diluted common share/unit, down compared with net income applicable to common shareholders of $3.7 million, or $0.20 per diluted common share/unit, a year earlier. The Company’s comparable EBITDA decreased 15.4 percent to $17.5 million for the second quarter, compared to $20.7 million a year ago. Comparable EBITDA is defined as earnings before interest, taxes, depreciation, amortization and one-time items, including the purchase of LHL, the transition expenses associated with becoming a self-managed REIT, and costs associated with terminating third-party tenant leases.

The Company’s hotels generated $17.8 million of EBITDA for the second quarter compared with $20.6 million for the prior year period. Despite a challenging operating environment, EBITDA margins and operating efficiencies at the hotels were well maintained during the second quarter, due to tight control of costs by the hotels’ management and LaSalle’s asset management team. Second quarter EBITDA margins across the Company’s portfolio declined approximately 190 basis points from the prior year, despite a RevPAR decline of 9.5 percent. This achievement was largely due to well-controlled expenses and operational improvements in the rooms and food and beverage departments throughout the Company’s portfolio.

Early in the second quarter, the Company commenced the renovation and repositioning of the remaining two hotels in the D.C. Boutique Collection. The Hotel Madera and Hotel Helix are currently closed and are expected to reopen during the fourth quarter of 2002. The project is currently on schedule and on budget. The total redevelopment costs for the four hotels in the D.C. Boutique Collection are anticipated to be approximately $31.0 million, with approximately $14.2 million remaining to be spent.

During 2002, the Company anticipates spending a total of approximately $30.0 million throughout the portfolio, including the $14.2 million to complete the redevelopments of the Hotel Madera and Hotel Helix. The cost of guest refurbishments for the Westin conversions at the Dallas and New Orleans properties is not included in this amount. The Company still expects that the Dallas and New Orleans properties will be converted to Westins; however, due to legal proceedings with Meridien, the anticipated conversions at both properties have been delayed. The capital investment for conversion of the properties to Westin remains approximately $6.0 million.

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“We maintain our perspective that demand will continue to improve on a gradual basis throughout the remainder of 2002 and 2003, as corporate profits and employment improve with an expansion of the economy,” said Mr. Bortz. “Additionally, the capital investments we made throughout our portfolio, and most recently at our D.C. Boutique Hotels, should contribute to healthy increases in cash flow as the economy and lodging industry recover. We continue to remain optimistic that we are entering a new lodging cycle. Declining hotel supply growth, combined with the enhancements in our hotels’ operating efficiencies should translate into superior returns for our hotels as the economy improves.”

During the second quarter, the Company refinanced the $120.0 million secured mortgage on the Chicago Marriott Downtown through Cigna Corporation. The maturity of the loan, which has a term of two years with three one-year options, was extended until June 2004. LaSalle owns a 9.9 percent interest in the Chicago Marriott Downtown, and as a result, reflects its pro-rata share ($11.9 million) of the Chicago Marriott mortgage in its reported outstanding debt.

“This refinancing extends the maturity of our Chicago Marriott loan at a very favorable interest rate,” advised Hans Weger, Chief Financial Officer of LaSalle Hotel Properties. “The pricing and terms of the financing reflect the stability of the property and overall confidence the financing community has in its long-term cash flows and asset value.”

At the end of the second quarter 2002, LaSalle Hotel Properties had total outstanding debt, including its $11.9 million portion of the joint venture debt related to the Chicago Marriott, of approximately $258.0 million, which was down approximately $114.0 million from a year ago. For the quarter, the Company’s corporate EBITDA covered its interest expense by approximately 5.0 times. As of June 30, 2002, the Company had $85.8 million outstanding on its $210.0 million unsecured credit facility.

“Our efforts to strengthen the balance sheet over the last nine months have positioned the Company to take advantage of favorable acquisition opportunities that we expect will heighten over the next 12 to 18 months,” said Mr. Weger. “Our current capital structure enables the Company to complete more than $100 million of hotel acquisitions.”

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On July 15, LaSalle Hotel Properties announced its second quarter 2002 common dividend of $0.01 per common share. The dividend is payable on August 15, 2002 to all common shareholders of record as of July 31, 2002. The Company paid a preferred dividend of $0.64 per preferred share on July 15, 2002 to all preferred shareholders of record as of July 1, 2002.

2002 Outlook

“We are pleased with our portfolio’s operating performance in this challenging environment and believe the hotel industry will continue its gradual recovery in the second half of 2002,” noted Mr. Bortz. “However, due to the resulting delay with the Westin conversions at Dallas and New Orleans, as well as increased challenges in maintaining room rates in some markets, we anticipate that our annual results will be in the lower half of our previously provided guidance of comparable FFO of $1.80 to $1.90 per diluted share/unit and a portfolio RevPAR decline of 2 to 4 percent.”

LaSalle Hotel Properties is a leading multi-tenant, multi-operator REIT, which owns 17 upscale and luxury full-service hotels, totaling approximately 5,900 guestrooms in 13 markets in 11 states and the District of Columbia. LaSalle Hotel Properties focuses on investing in upscale and luxury full-service hotels located in urban, resort and convention markets. The Company seeks to grow through strategic relationships with premier internationally recognized hotel operating companies including Marriott International, Inc., Starwood Hotels & Resorts Worldwide, Inc., Radisson Hotels International, Inc., Crestline Hotels & Resorts, Inc., Outrigger Lodging Services, Noble House Hotels & Resorts, Hyatt Hotels Corporation, Interstate Hotels Corporation, and the Kimpton Hotel & Restaurant Group, LLC.

Certain matters discussed in this press release may be deemed to be forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although LaSalle Hotel Properties believes the expectations reflected in such forward looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. Certain factors that could cause actual results to differ materially from the Company’s expectations are listed in the Company’s Form 10-K for the year ended December 31, 2001 and subsequent SEC reports and filings. LaSalle Hotel Properties assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

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Additional Contact:

Hans Weger, Chief Financial Officer, LaSalle Hotel Properties —+301/941-1516

For additional information, please visit our web site at www.lasallehotels.com

# # #

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LASALLE HOTEL PROPERTIES

CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share data)
(Unaudited)

	For the three months ended June 30,
	2002	2001
Revenues:
Hotel operating revenues:
Room revenue	$24,610	$22,450
Food and beverage revenue	13,375	10,229
Other operating department revenue	3,941	3,819
Participating lease revenue	7,682	11,302
Interest income	94	167
Equity income of joint venture	132	258
Other income	—	95

Total revenues	49,834	48,320

Expenses:
Hotel operating expenses:
Room	5,743	5,045
Food and beverage	9,257	7,157
Other direct	1,943	2,061
Other indirect	11,424	9,780
Depreciation and other amortization	8,285	7,502
Real estate and personal property taxes and insurance	2,418	2,363
Ground rent	794	1,067
General and administrative	1,412	1,395
Interest	3,487	5,294
Amortization of deferred financing costs	587	551
Writedown of property held for sale	—	1,843
Lease termination, advisory transaction and subsidiary purchase expenses	—	5
Other expenses	7	—

Total expenses	45,357	44,063

Income before minority interest, income tax expense, discontinued operations and extraordinary gain	4,477	4,257
Minority interest in operating partnership	(104)	(102)

Income before income tax expense, discontinued operations and extraordinary gain	4,373	4,155
Income tax expense	(809)	(808)

Income before discontinued operations and extraordinary gain	3,564	3,347
Discontinued operations:
Income on operations of property held for sale	111	60
Minority interest	(2)	(1)
Income tax benefit	65	—

Net income on discontinued operations	174	59

Income before extraordinary gain	3,738	3,406
Extraordinary gain:
Extraordinary gain	—	254
Minority interest	—	(10)

Net extraordinary gain	—	244

Net Income	3,738	3,650
Distributions to preferred shareholders	(2,557)	—

Net income applicable to common shareholders	$1,181	$3,650

Earnings per Common Share—Basic:
Income applicable to common shareholders before discontinued operations and extraordinary gain	$0.05	$0.19
Discontinued operations	0.01	—
Extraordinary gain	—	0.01

Net income applicable to common shareholders	$0.06	$0.20

Earnings per Common Share—Diluted:
Income applicable to common shareholders before discontinued operations and extraordinary gain	$0.05	$0.19
Discontinued operations	0.01	—
Extraordinary gain	—	0.01

Net income applicable to common shareholders	$0.06	$0.20

Weighted average number common shares outstanding:
Basic	$18,680,432	$18,356,347
Diluted	18,887,917	18,433,154

LASALLE HOTEL PROPERTIES

COMPARABLE FFO AND COMPARABLE EBITDA
(Dollars in thousands, except per share data)
(Unaudited)

	For the three months ended June 30,
	2002	2001
Comparable Funds From Operations (FFO):
Net income applicable to common shareholders	$1,181	$3,650
Depreciation	8,358	7,751
Equity in depreciation of joint venture	243	235
Amortization of deferred lease costs	9	6
Writedown of property held for sale	—	1,843
Minority interest:
Minority interest in operating partnership	104	102
Minority interest in discontinued operations	2	1
Minority interest in extraordinary gain	—	10
Extraordinary gain	—	(254)
Equity in extraordinary loss of joint venture	150	—

FFO	10,047	13,344

Advisory transition expense	—	—
Lease termination expense	—	5
Subsidiary purchase cost	—	—

Comparable FFO	$10,047	$13,349

Comparable FFO per common share and unit:
Basic	$0.53	$0.71
Diluted	$0.52	$0.70
Weighted average number of common shares and units outstanding:
Basic	19,123,615	18,867,762
Diluted	19,331,100	18,944,569
Comparable EBITDA:
Net income applicable to common shareholders	$1,181	$3,650
Interest	3,580	5,526
Equity in interest expense of joint venture	138	218
Income tax (benefit) expense:
Income tax expense	809	808
Income tax benefit from discontinued operations	(65)	—
Depreciation and other amortization	8,379	7,765
Equity in depreciation/amortization of joint venture	263	250
Amortization of deferred financing costs	596	560
Writedown of property held for sale	—	1,843
Minority interest:
Minority interest in operating partnership	104	102
Minority interest in discontinued operations	2	1
Minority interest in extraordinary gain	—	10
Distributions to preferred shareholders	2,557	—

EBITDA	17,544	20,733

Advisory transition expense	—	—
Lease termination expense	—	5
Subsidiary purchase cost	—	—

Comparable EBITDA	$17,544	$20,738

LASALLE HOTEL PROPERTIES

Consolidated Statements of Operations
(Dollars in thousands, except per share data)
(Unaudited)

	For the six months ended June 30,
	2002	20001
Revenues:
Hotel operating revenues:
Room revenue	$40,264	$34,104
Food and beverage revenue	21,889	16,153
Other operating department revenue	6,020	5,255
Participating lease revenue	16,157	24,043
Interest income	184	438
Equity income of joint venture	35	139
Other income	12	186

Total revenues	84,561	80,318

Expenses:
Hotel operating expenses:
Room	10,480	8,293
Food and beverage	15,868	12,037
Other direct	3,442	3,171
Other indirect	20,120	16,159
Depreciation and other amortization	16,636	14,579
Real estate and personal property taxes and insurance	4,833	4,644
Ground rent	1,627	1,974
General and administrative	3,067	2,794
Interest	7,963	10,398
Amortization of deferred financing costs	1,154	891
Writedown of property held for sale	—	1,843
Lease termination, advisory transaction and subsidiary purchase expenses	—	1,923
Other expenses	7	3

Total expenses	85,197	78,709

Income (loss) before minority interest, income tax benefit (expense), discontinued operations and extraordinary loss	(636)	1,609
Minority interest in operating partnership	(17)	(45)

Income (loss) before income tax benefit (expense), discontinued operations and extraordinary loss	(653)	1,564
Income tax benefit (expense)	1,288	(32)

Income before discontinued operations and extraordinary loss	635	1,532
Discontinued operations:
Income on operations of property held for sale	674	750
Minority interest	(15)	(22)
Income tax benefit	48	—

Net income on discontinued operations	707	728

Income before extraordinary loss	1,342	2,260
Extraordinary loss:
Extraordinary loss	—	(973)
Minority interest	—	28

Net extraordinary loss	—	(945)
Net Income	1,342	1,315
Distributions to preferred shareholders	(3,296)	—

Net income (loss) applicable to common shareholders	$(1,954)	$1,315

Earnings per Common Share — Basic:
Income (loss) applicable to common shareholders before discontinued operations and extraordinary loss	$(0.14)	$0.08
Discontinued operations	0.04	0.04
Extraordinary loss	—	(0.05)

Net income (loss) applicable to common shareholders	$(0.10)	$0.07

Earnings per Common Share — Diluted:
Income (loss) applicable to common shareholders before discontinued operations and extraordinary loss	$(0.14)	$0.08
Discontinued operations	0.04	0.04
Extraordinary loss	—	(0.05)

Net income (loss) applicable to common shareholders	$(0.10)	$0.07

Weighted average number common shares outstanding:
Basic	$18,679,391	$18,250,968
Diluted	18,854,772	18,333,257

LASALLE HOTEL PROPERTIES

Comparable FFO and Comparable EBITDA
(Dollars in thousands, except per share data)
(Unaudited)

	For the six months ended June 30,
	2002	2001
Comparable Funds From Operations (FFO):
Net income (loss) applicable to common shareholders	$(1,954)	$1,315
Depreciation	16,968	15,064
Equity in depreciation of joint venture	484	463
Amortization of deferred lease costs	16	25
Writedown of property held for sale	—	1,843
Minority interest:
Minority interest in operating partnership	17	45
Minority interest in discontinued operations	15	22
Minority interest in extraordinary loss	—	(28)
Extraordinary loss	—	973
Equity in extraordinary loss of joint venture	150	—

FFO	15,696	19,722

Advisory transition expense	—	600
Lease termination expense	—	790
Subsidiary purchase cost	—	533

Comparable FFO	$15,696	$21,645

Comparable FFO per common share and unit:
Basic	$0.82	$1.15
Diluted	$0.81	$1.15
Weighted average number of common shares and units outstanding:
Basic	19,122,575	18,793,907
Diluted	19,297,955	18,876,196
Comparable EBITDA:
Net income (loss) applicable to common shareholders	$(1,954)	$1,315
Interest	8,200	10,863
Equity in interest expense of joint venture	275	473
Income tax (benefit) expense:
Income tax (benefit) expense	(1,288)	32
Income tax benefit from discontinued operations	(48)	—
Depreciation and other amortization	17,008	15,103
Equity in depreciation/amortization of joint venture	519	493
Amortization of deferred financing costs	1,172	910
Writedown of property held for sale	—	1,843
Minority interest:
Minority interest in operating partnership	17	45
Minority interest in discontinued operations	15	22
Minority interest in extraordinary loss	—	(28)
Distributions to preferred shareholders	3,296	—

EBITDA	27,212	31,071

Advisory transition expense	—	600
Lease termination expense	—	790
Subsidiary purchase cost	—	533

Comparable EBITDA	$27,212	$32,994

LASALLE HOTEL PROPERTIES

Statistical Data for the Hotels

	For the three months ended June 30, 2002	For the three months ended June 30, 2001	For the six months ended June 30, 2002	For the six months ended June 30, 2001
TOTAL PORTFOLIO
Occupancy	69.3%	70.9%	63.8%	68.3%
Increase/(Decrease)	(2.3%)		(6.6%)
ADR	$145.56	$157.22	$142.48	$151.32
Increase/(Decrease)	(7.4%)		(5.8%)
RevPAR	$100.84	$111.48	$90.88	$103.34
Increase/(Decrease)	(9.5%)		(12.1%)

Note:
If a property was closed in either 2001 or 2002, its operating results are excluded for the corresponding months in both the 2001 and 2002 reporting periods. Additionally, this schedule includes the operating data for the four properties leased to third parties and the Company’s 9.9% interest in The Chicago Marriott Downtown joint venture.

LASALLE HOTEL PROPERTIES

Hotel Operational Data
Schedule of Property Level Results
(unaudited, in thousands)

	For the Three Months Ending		For the Six Months Ending
	June 30, 2002	June 30, 2001	June 30, 2002	June 30, 2001
Revenues
Room	39,786	44,112	74,083	84,268
Food & beverage	18,646	19,203	33,004	34,928
Other	5,653	6,087	9,365	10,071

Total hotel sales	64,085	69,402	116,452	129,267

Expenses
Room	9,204	9,772	17,834	19,698
Food & beverage	12,930	13,989	23,880	26,386
Other direct	2,732	2,896	4,827	5,021
General & administrative	14,315	14,851	27,824	30,412
Management fees	2,827	3,234	4,040	4,939
Fixed expenses	4,273	4,040	8,295	8,049

Total hotel sales	46,281	48,782	86,700	94,505

EBITDA	17,804	20,620	29,752	34,762

Note:
If a property was closed in either 2001 or 2002, its operating results are excluded for the corresponding months in both the 2001 and 2002 reporting periods. Additionally, this schedule includes the operating data for the four properties leased to third parties and the Company’s 9.9% interest in The Chicago Marriott Downtown joint venture.